       1                                                          EXHIBIT 11.A
                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the reference to our firm in the Registration Statement, (Form N-1A) and related Statement of Additional Information of Capstone New Zealand Fund and to the inclusion of our report dated November 20, 1995 to the Shareholders and Board of Trustees of Capstone New Zealand Fund.




                                TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
February 22, 1996